Exhibit 1
ASHFORD HOSPITALITY TRUST, INC.
8.55% SERIES A CUMULATIVE PREFERRED STOCK
8.45% SERIES D CUMULATIVE PREFERRED STOCK
(PAR VALUE $.01 PER SHARE)
AT-THE-MARKET ISSUANCE SALES AGREEMENT
Dated: September 30, 2011

EXHIBITS

Exhibit A	Form of Placement Notice
Exhibit B	Authorized Individuals for Placement Notices
Exhibit C	Form of Officers’ Certificate
Exhibit D-1	Form of Opinions of Andrews Kurth LLP
Exhibit D-2	Form of Opinion of Hogan Lovells US LLP
Exhibit E	Form of Chief Financial Officer’s Certificate
Exhibit F	Permitted Free Writing Prospectus

Ashford Hospitality Trust, Inc.
(a Maryland corporation)
8.55% SERIES A CUMULATIVE PREFERRED STOCK
8.45% SERIES D CUMULATIVE PREFERRED STOCK
(Par Value $.01 Per Share)
AT-THE-MARKET ISSUANCE SALES AGREEMENT
September 30, 2011
McNicoll, Lewis & Vlak LLC
1251 Avenue of the Americas, 41st Floor
New York, New York 10020
Ladies and Gentlemen:
     Ashford Hospitality Trust, Inc., a Maryland corporation (the “Company”), and Ashford Hospitality Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), of which the Company’s wholly-owned subsidiary, Ashford OP General Partner LLC, a Delaware corporation (the “OP General Partner”), is the sole general partner, each confirms its agreement (this “Agreement”) with McNicoll, Lewis & Vlak LLC (“MLV”), as follows:
SECTION 1. Description of Securities.
     Each of the Company and the Operating Partnership agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may issue and sell through MLV, acting as agent and/or, at the option of the Company, principal, up to $30,000,000 shares (the “Maximum Amount” or the “Securities”) of the Company’s 8.55% Series A Cumulative Preferred Stock, par value $.01 per share (the “Series A Preferred Stock”) and 8.45% Series D Cumulative Preferred Stock, par value $.01 per share (the “Series D Preferred Stock”, together with the Series A Preferred Stock, the “Preferred Stock”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the aggregate number of Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and MLV shall have no obligation in connection with such compliance. The issuance and sale of the Securities through MLV will be effected pursuant to the Registration Statement (as defined below) that was filed by the Company and became effective on January 25, 2010, although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Securities. The Company hereby reserves the right to issue and sell securities other than through or to MLV during the term of this Agreement.
     The Company has filed, in accordance with the provisions of the Securities Act, with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-162750), including a base prospectus, relating to certain securities, including

Execution Version
the Preferred Stock, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement to the base prospectus included as part of such registration statement, which Prospectus Supplement specifically relates to the Securities (the “Prospectus Supplement”). The Company will furnish to MLV, for use by MLV, copies (which may be electronic form) of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) or deemed to be a part of such registration statement pursuant to Rule 430B (the “Rule 430B Information”), is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to EDGAR (as defined below).
SECTION 2. Placements.
     Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify MLV by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold (a “Placement Notice”), which shall at a minimum include the number of Securities to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price below which sales may not be made, a form of which is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from MLV set forth on Exhibit B, as such Exhibit B may be amended from time to time.
     A Placement Notice shall be effective unless and until (i) MLV declines to accept the terms contained therein for any reason, in its sole discretion, (ii) all Placement Securities have been sold, (iii) the Company suspends or terminates the sale of the Placement Securities in accordance with Section 4 below, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 13. The compensation payable by the Company to MLV, when MLV is acting as agent, in connection with the sale of the Placement Securities shall be equal to 2.00% of the gross sales price of the Placement Securities sold pursuant to this Agreement.
     The amount of any commission, discount or other compensation to be paid by the Company to MLV, when MLV is acting as principal, in connection with the sale of the Placement Securities shall be as separately agreed among the parties hereto at the time of any such sales. It is expressly acknowledged and agreed that neither the Company nor MLV will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to MLV and MLV does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.
SECTION 3. Sale of Placement Securities by MLV.
     Subject to the provisions of Section 6(a), MLV, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities at market prevailing prices up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. MLV will provide written confirmation to the Company promptly upon making any sale of Placement Securities hereunder, and in no event later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder, setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to MLV pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by MLV (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice, MLV may sell Placement Securities by any method permitted by law deemed to be an “at-the-market offering,” as defined in Rule 415, including without limitation sales made directly on the NYSE, on any other existing trading market for the Preferred Stock or to or through a market maker. Subject to the terms of the Placement Notice, MLV may also sell Placement Securities by any other method permitted by law, including but not limited to privately negotiated transactions. For the purposes hereof, “Trading Day” means any day on which Preferred Stock is purchased and sold on the principal market on which the Preferred Stock is listed or quoted.
     SECTION 4. Suspension or Termination of Sales. The Company or MLV may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend or terminate any sale of Placement Securities; provided, however, that such suspension or termination shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit B may be amended from time to time.
     SECTION 5. Representations and Warranties.
     (a) Representations and Warranties by the Company and the Operating Partnership. The Company and the Operating Partnership each severally represents and warrants to MLV as of the date hereof, as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 7(n) of this Agreement, as of each Applicable Time (as defined below) and, to the extent set forth expressly in this Section 5(a), as of each Settlement Date, and agrees with MLV, as follows:
          (1) Registration Statement Effective; Conform to Securities Act; No Misleading Statements; Conformity with EDGAR filings. The Company and the transactions contemplated by this Agreement meet the requirements for the use of Form S-3 under the Securities Act, and the Registration Statement has been declared effective under the Securities Act. The Company has not received from the Commission any notice objecting to the use of the shelf registration statement form. As of the date hereof and at each relevant Applicable Time and at each relevant Settlement Date, the Company has paid the required Commission filing fees relating to the Securities.
     The Original Registration Statement became effective on January 25, 2010. As of the date hereof and each relevant Applicable Time and each relevant Settlement Date, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and to the knowledge of the Company, any request on the part of the Commission for additional information has been complied with to the Commission’s satisfaction.
     At the respective times the Original Registration Statement and any amendment thereto became effective, at each deemed effective date with respect to MLV and the Securities pursuant to Rule 430B, at the date hereof, at each relevant Applicable Time and at each relevant Settlement Date, the Registration Statement complied, complies and will comply in all material respects with the requirements of the Securities Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     The Prospectus and each amendment or supplement thereto, if any, at the time the Prospectus or any such amendment or supplement is issued and at the date hereof, at each relevant Applicable Time and at each relevant Settlement Date, complied, complies and will comply in all material respects with the requirements of the Securities Act and neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, or at the date hereof, at each relevant Applicable Time or at any Settlement Date, included, includes or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     Each Issuer Free Writing Prospectus (as defined below), as of its issue date, each relevant Applicable Time and each relevant Settlement Date, or until any earlier date that the issuer notified or notifies MLV as described in Section 7(d), did not, does not and will not (i) include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus or (ii) when taken together with the Prospectus, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     Each Prospectus delivered to MLV for use in connection with the offering of any Securities was, or will be, identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     The representations and warranties in this Section 5(a)(1) shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by MLV expressly for use therein, provided that the parties hereby agree that the only such information in the Prospectus is that set forth in the eighth paragraph with regard to affiliates of MLV under the caption “Plan of Distribution” in the Prospectus Supplement, and MLV hereby consents to the use in the Prospectus of such information.
     (2) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus (the “Incorporated Documents”), when they became effective or at the time they were or hereafter are filed with the Commission, complied, comply and will comply in all material respects with the requirements of the Exchange Act and, when read together with the other information in the Registration Statement or the Prospectus, (a) at the time the Original Registration Statement became effective, (b) with respect to any offering of Placement Securities, at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of such Placement Securities, (c) at each relevant Applicable Time and each relevant Settlement Date and (d) on the date of this Agreement, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (3) Independent Accountants. Each of the accounting firms that certified the financial statements and supporting schedules incorporated by reference in the Registration Statement and the Prospectus is an independent registered public accounting firm as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board (United States) (“PCAOB”).
     (4) Financial Statements; Non-GAAP Financial Measures. The financial statements of the Company and its consolidated Subsidiaries (as defined below) set forth in or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries at the dates and for the periods specified, and, except as disclosed in the notes thereto, such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, set forth in or incorporated by reference in the Registration Statement or the Prospectus present fairly in accordance with GAAP the information required to be stated therein. Any selected historical operating and financial data set forth in or incorporated by reference in the Registration Statement or the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with the books and records of the Company and that of the audited financial statements set forth in or incorporated by reference in the Registration Statement or the Prospectus. The financial statements of the businesses or properties acquired or proposed to be acquired, if any, included in, or incorporated by reference into, the Registration Statement or the Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in accordance with the applicable financial statement requirements of Rule 3-05 or Rule 3-14 of Regulation S-X with respect to real estate operations acquired or to be acquired. In addition, any pro forma financial statements and the related notes thereto set forth in or incorporated by reference in the Registration Statement or the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; other than as set forth therein, the Company is not required to include any financial statements or pro forma financial statements in the Registration Statement or the Prospectus under the Securities Act or any document required to be filed with the Commission under the Exchange Act. All disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G and Item 10 of Regulation S-K, to the extent applicable.
     (5) No Material Adverse Change in Business. Except as otherwise disclosed in the Registration Statement and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement or the Prospectus: (A) there has been no change, or any development or event that could reasonably be expected to result in a change, that has had or reasonably could be expected to have a material adverse effect on the condition, financial or otherwise, or in the properties, earnings, operations or business of the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, the Operating Partnership or any Subsidiary, other than those in the ordinary course of business, which are material with respect to the Company, the Operating Partnership and the Subsidiaries considered as one enterprise and (C) except for regular quarterly dividends on the Company’s Common Stock, par value $.01 per share (the “Common Stock”), regular quarterly distributions on the Company’s outstanding Preferred Stock and regular quarterly distributions on the Operating Partnership’s common units, Class B common units, preferred units and long term incentive partnership units, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital shares or any distribution by the Operating Partnership with respect to any of its limited partnership interests.

     (6) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Maryland, with full corporate power and authority to own and lease its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified or registered as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
     (7) Good Standing of the Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership and is in good standing under the laws of the State of Delaware and has the partnership power and partnership authority under the Operating Partnership Agreement (as defined below) and the Delaware Revised Uniform Limited Partnership Act to own, lease and operate its properties and to conduct the business in which it is engaged as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement. The Operating Partnership is duly qualified or registered as a foreign partnership to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The OP General Partner is the sole general partner of the Operating Partnership and holds such number and/or percentage of common units as disclosed in the Registration Statement and the Prospectus as of the dates set forth therein, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, except for security interests in favor of lenders created pursuant to or in connection with loan documents disclosed in the Registration Statement and the Prospectus. The Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of May 7, 2007, as amended by Amendment No. 1 thereto, dated as of July 18, 2007, Amendment No. 2 thereto, dated as of February 6, 2008, Amendment No. 3 thereto, dated as of March 21, 2008, Amendment No. 4 thereto, dated as of May 18, 2010, Amendment No. 5 thereto, dated September 22, 2010 Amendment No. 6 thereto, dated as of April 18,2011 and Amendment No. 7 thereto, dated as of the date hereof (collectively, the “Operating Partnership Agreement”), is in full force and effect.
     (8) Good Standing of Subsidiaries. The only Subsidiaries of the Company that may constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X are identified on Exhibit F hereto. Each of the Subsidiaries of the Company or the Operating Partnership has been duly incorporated or organized and is validly existing as a corporation, limited partnership, or limited liability company, as applicable, in good standing under the laws of the jurisdiction in which it is chartered or organized and has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified or registered as a foreign corporation, limited partnership, general partnership or limited liability company, as applicable, and is in good standing in the jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except in each case where the failure to so qualify or register would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All the outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and, except for security interests in favor of lenders created pursuant to or in connection with loan documents disclosed in the Registration Statement and the Prospectus, are owned by the Company or the Operating Partnership, as applicable, either directly or through Subsidiaries free and clear of any perfected security interest or any other security interests, mortgages, pledges, liens, encumbrances, claims in law or in equity, and none of the outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interests of the Subsidiaries were issued in violation of the preemptive or similar rights of any security of each Subsidiary, except such violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
     (9) Capitalization. If the Registration Statement or the Prospectus contains a “Capitalization” section, the authorized, issued and outstanding capital stock of the Company are as set forth in such section (except for subsequent issuances thereof, if any, contemplated under this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement and the Prospectus). At the time the Prospectus or any amendment or supplement thereto is issued, at the date hereof, at each relevant Applicable Time and at each relevant Settlement Date, the issued and outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of the outstanding shares of Common Stock or Preferred Stock were issued in violation of preemptive or other similar rights of any security holder of the Company.
     (10) Authorization of Units. All issued and outstanding common units of limited partnership interest have been duly authorized and validly issued and have been offered and sold or exchanged by the Operating Partnership in compliance with applicable laws.
     (11) Authorization and Description of Securities. The Securities to be sold through MLV, as principal or agent, have been duly authorized and reserved for issuance, sale and delivery pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration provided for herein, will be validly issued, fully paid and non-assessable. The Securities conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus. No holder of the Securities will be subject to personal liability by reason of being such a holder. The issuance of the Securities is not subject to the preemptive or other similar rights of any security holder of the Company. The form of certificate used to evidence the Securities will be in substantially the form to be filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement, and such form complies with all applicable statutory requirements, requirements of the Company’s Articles of Amendment and Restatement, the Amended and Restated Bylaws of the Company (the “Bylaws”), and requirements of the NYSE.

     (12) Authorization of Agreement. This Agreement and the transactions contemplated herein have been duly authorized by the Company and the Operating Partnership, and this Agreement has been duly executed and delivered by the Company and the Operating Partnership.
     (13) Absence of Defaults and Conflicts. None of the Company, the Operating Partnership or any Significant Subsidiary is (A) in violation of its charter, partnership agreement, by-laws or other governing instrument (“Governing Instruments”) or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, the Operating Partnership or any Significant Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Operating Partnership or any Significant Subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or (C) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership or any Significant Subsidiary or any of their assets, properties or operations (“Laws”), except for such violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Prospectus (including the issuance and sale of the Securities from time to time pursuant to this Agreement and the use of the aggregate Net Proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company and the Operating Partnership with their respective obligations hereunder have been duly authorized by all necessary corporate or limited partnership action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Governing Instruments of the Company, the Operating Partnership or any Significant Subsidiary or, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, of any Laws. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership or any Significant Subsidiary.
     (14) Absence of Labor Dispute. No labor dispute with the employees of the Company, the Operating Partnership or any Subsidiary exists or, to the knowledge of the Company or the Operating Partnership, is imminent, which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
     (15) Absence of Proceedings. There is no action, arbitration, suit, proceeding, inquiry or investigation before or brought by any arbitrator or court or governmental agency or body,

domestic or foreign, now pending, or, to the knowledge of the Company or the Operating Partnership, threatened, against or affecting the Company, the Operating Partnership or any Subsidiary, which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company or the Operating Partnership of their respective obligations hereunder.
     (16) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.
     (17) Possession of Intellectual Property. The Company, the Operating Partnership and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and none of the Company, the Operating Partnership or any Subsidiary has received any written notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company, the Operating Partnership or any Subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.
     (18) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or the Operating Partnership of their respective obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have already been obtained or will be obtained under the Securities Act and the Exchange Act, the listing requirements of the NYSE or as required under state securities laws or the rules of FINRA.
     (19) Possession of Licenses and Permits. Each of the Company, the Operating Partnership and the Subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where failure to possess any such Governmental Licenses would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Company, the Operating Partnership and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; and none of the Company, the Operating Partnership or any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
     (20) Title to Property. The Company, the Operating Partnership, the Subsidiaries and, to the knowledge of the Company, any joint venture that is not a Subsidiary, in which the Company, the Operating Partnership or any Subsidiary owns an interest, as the case may be, have good and indefeasible title to all real property owned by them, and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (A) such mortgages, pledges, liens, security interests, claims, restrictions or encumbrances in connection with mortgages entered into in the ordinary course consistent with past practice, (B) as otherwise stated in the Registration Statement and the Prospectus or (C) those which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Each of the properties of any of the Company, the Operating Partnership or the Subsidiaries complies with all applicable codes and zoning laws and regulations except in any case where such non-compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and none of the Company, the Operating Partnership or any Subsidiary has knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to the properties of any of the Company, the Operating Partnership or any Subsidiary except in any case where such action or proceeding would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the leases and subleases material to the business of the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, and under which the Company, the Operating Partnership or any Subsidiary holds properties described in the Registration Statement and the Prospectus, are in full force and effect, and none of the Company, the Operating Partnership or any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, the Operating Partnership or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, the Operating Partnership or any Subsidiary of the continued possession of the leased or subleased premises under any such lease or sublease, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, except as described in the Registration Statement and the Prospectus, no tenant under any lease to which the Company, the Operating Partnership or any Subsidiary leases any portion of its property is in default under such lease, except for any defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
     (21) Title Insurance. Title insurance in favor of the Company, the Operating Partnership and the Subsidiaries has been obtained with respect to each property owned by any such entity in an amount that is customary for companies engaged in the same or similar businesses, except where the failure to maintain such title insurance would not reasonably be expected to result in a Material Adverse Effect.

     (22) Mortgages and Deeds of Trust. The mortgages and deeds of trust encumbering the properties and assets described in the Registration Statement and the Prospectus (A) are not convertible (in the absence of foreclosure) into an equity interest in the property or asset described therein or in the Company, the Operating Partnership or any Subsidiary, nor does any of the Company, the Operating Partnership or any Subsidiary hold a participating interest therein, (B) except as set forth in the Registration Statement and the Prospectus, are not cross-defaulted to any indebtedness other than indebtedness of the Company or any of the Subsidiaries and (C) are not cross-collateralized to any property not owned by the Company, the Operating Partnership or any of the Subsidiaries, except, in each case, as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
     (23) Real Property. To the knowledge of the Company and the Operating Partnership, the real property of the Company, the Operating Partnership and the Subsidiaries is free of material structural defects and all building systems contained therein are in reasonably good working order in all material respects, subject to ordinary wear and tear or, strategic business decisions regarding maintenance thereof or, in each instance, the Company has created an adequate reserves to effect reasonably required repairs, maintenance and capital expenditures, except where the defect or failure would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
     (24) Investment Company Act. Neither the Company nor the Operating Partnership is, or upon the issuance and sale of the Securities from time to time as herein contemplated and the application of the aggregate Net Proceeds therefrom as described in the Prospectus will be, an “investment company” as such term is defined in the Investment Company Act.
     (25) Environmental Laws. Except as described in the Registration Statement and the Prospectus or except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) none of the Company, the Operating Partnership or any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company, the Operating Partnership and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violations, investigations or proceedings relating to any Environmental Law against the Company, the Operating Partnership or any of the Subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, the Operating Partnership or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws.
     (26) Registration Statement. Except as described in the Registration Statement and the Prospectus, no holders of securities or other equity interests of the Company or the Operating Partnership have rights to have any such securities registered pursuant to the Registration Statement or in connection with the transactions contemplated by this Agreement.
     (27) NYSE. The outstanding Preferred Stock and the Securities to be sold by the Company from time to time hereunder have been or will have been approved for listing, subject only to official notice of issuance, on the NYSE prior to the delivery of the first Placement Notice hereunder, and are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Securities under the Exchange Act or delisting any such securities from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.
     (28) Payment of Taxes. All U.S. federal income tax returns of the Company, the Operating Partnership and the Subsidiaries required by Law to be filed have been filed and all taxes shown by such returns, which are due and payable, have been paid. No assessment in respect of U.S. federal income taxes has been made to date against the Company, the Operating Partnership or any of the Subsidiaries that would reasonably be expected to result in a Material Adverse Effect. The Company, the Operating Partnership and the Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company, the Operating Partnership and the Subsidiaries, except for such taxes, if any, as are being contested in good faith or would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company, the Operating Partnership and the Subsidiaries in respect of any income, partnership and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
     (29) Insurance. The Company, the Operating Partnership and the Subsidiaries carry or are entitled to the benefits of insurance in such amounts and covering such risks as is customary for companies engaged in the same or similar business, and all such insurance is in full force and effect. None of the Company, the Operating Partnership or any Subsidiary has any reason to believe that it will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect.
     (30) Accounting Controls and Disclosure Controls. The Company, the Operating Partnership and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company, the Operating Partnership and the Subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
     (31) No Commissions. Except as described in the Registration Statement and Prospectus, none of the Company, the Operating Partnership or any Subsidiary is a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement) that would give rise to a valid claim against the Company, the Operating Partnership or any Subsidiary or MLV for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.
     (32) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company, the Operating Partnership or any Subsidiary or any of the directors or officers of the Company, the Operating Partnership or any Subsidiary, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (33) Permitted Free Writing Prospectus. Neither the Company nor any of its Subsidiaries has distributed or will distribute any offering material in connection with the offering and sale of the Securities to be sold hereunder by MLV as principal or agent for the Company, other than the Prospectus and any Permitted Free Writing Prospectus (as defined in Section 18) reviewed and consented to by MLV.
     (34) Absence of Manipulation. None of the Company, the Operating Partnership, any Subsidiary, or, to the knowledge of the Company, any affiliate of the Company has taken, and none of the Company, the Operating Partnership, any Subsidiary or any affiliate under the control of the Company will take, directly or indirectly, during the “restricted period,” as defined with respect to the Company in Rule 100 of Regulation M, any action that is designed to cause or result in, or which has constituted or which would reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

     (35) REIT Qualification. At the date hereof, at each relevant Applicable Time and at each relevant Settlement Date, commencing with its taxable year ended December 31, 2003, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s actual and proposed method of operation as described in the Registration Statement and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. The Operating Partnership will be taxed as a partnership for federal income tax purposes.
     (36) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects, and the Company has obtained the written consent to the use of such data from such sources, where required.
     (37) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Securities from time to time pursuant to this Agreement.
     (38) Foreign Corrupt Practices Act. None of the Company, the Operating Partnership or any Significant Subsidiary, nor, to the knowledge of the Company or the Operating Partnership, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any Significant Subsidiary is aware of or has taken any action, directly or indirectly, that would reasonably be expected to result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, the Operating Partnership, any Significant Subsidiary and, to the knowledge of the Company or the Operating Partnership, the Company’s affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (39) Money Laundering Laws. The operations of the Company, the Operating Partnership and each Significant Subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Partnership, or any Significant Subsidiary with respect to the Money

Laundering Laws is pending or, to the knowledge of the Company or the Operating Partnership, threatened.
     (40) OFAC. None of the Company, the Operating Partnership, any Significant Subsidiary or, to the knowledge of the Company or the Operating Partnership, any director, officer, agent, employee, affiliate or person acting on behalf of the Company, the Operating Partnership or any Significant Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company, the Operating Partnership or any Significant Subsidiary will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (b) Certificates. Any certificate signed by any officer of the Company or the Operating Partnership and delivered to MLV or to counsel for MLV shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to MLV as to the matters covered thereby.
SECTION 6. Sale and Delivery to MLV; Settlement.
     (a) Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, unless the sale of the Placement Securities described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, MLV, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities at market prevailing prices up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. Each of the Company and the Operating Partnership acknowledges and agrees that (i) there can be no assurance that MLV will be successful in selling Placement Securities, (ii) MLV will incur no liability or obligation to the Company, the Operating Partnership or any other person or entity if it does not sell Placement Securities for any reason other than a failure by MLV to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6 and (iii) MLV shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by MLV in the Placement Notice.
     (b) Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Securities will occur on the third Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate offering price received by MLV at which such Placement Securities were sold, after deduction for (i) MLV’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to MLV hereunder pursuant to Section 8(a) hereof and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

     (c) Delivery of Placement Securities. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting MLV’s or its designee’s account (provided MLV shall have given the Company written notice of such designee at least one full business day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, MLV will deliver the related Net Proceeds in same day funds to an account designated by the Company prior to the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) and Section 11 hereto, it will hold MLV harmless against any loss, liability, claim, damage, or expense whatsoever (including legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable).
     (d) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Securities, if after giving effect to the sale of such Securities, the number of Securities or the aggregate offering price of the Securities, as the case may be, sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Securities under this Agreement, the Maximum Amount and (B) the amount or number of Securities authorized from time to time to be issued and sold under this Agreement by the Company and notified to MLV in writing. Under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to MLV in writing. Further, under no circumstances shall the aggregate number of Securities sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement, exceed the Maximum Amount.
     (e) Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Securities and, by notice to MLV given by telephone (confirmed promptly by facsimile transmission or email), shall cancel any instructions for the offer or sale of any Securities, and MLV shall not be obligated to offer or sell any Securities, (i) during any Company-imposed black-out period unless the Company has made an affirmative determination that it is not in possession of any material non-public information at such time; (ii) during any other period in which the Company is, or could be deemed to be, in possession of material non-public information or (iii) except as provided in Section 6(f) below, at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.
     (f) If the Company wishes to offer, sell or deliver Securities at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to MLV (with a copy to its counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to MLV, and obtain the consent of MLV to the filing thereof (which shall not be unreasonably withheld or delayed), (ii) provide MLV with the officers’ certificate, opinions/letters of counsel and accountants’ letter called for by Sections 7(n), (o), (p) and (q) hereof, respectively, (iii) afford MLV the opportunity to conduct a reasonable due diligence review in accordance with Section 7(l) hereof and (iv) file such Earnings 8-K with the Commission. If the Company complies with clauses (i) through (iv) of the preceding sentence, then the provisions of clause (iii) of Section 6(e) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is two business days after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K under the Exchange Act, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinions/letters of counsel and accountants’ letter pursuant to this Section 6(f) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions/letters of counsel and accountants’ letters as provided in Section 7 hereof and (B) this Section 6(f) shall in no way affect or limit the operation of the provisions of clause (ii) of Section 6(e), which shall have independent application.
     SECTION 7. Covenants of the Company and the Operating Partnership. Each of the Company and the Operating Partnership covenants with MLV as follows:
     (a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by MLV under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), (i) the Company will notify MLV promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon MLV’s reasonable request, any amendments or supplements to the Registration Statement or Prospectus that, in MLV’s opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by MLV (provided, however, that the failure of MLV to make such request shall not relieve the Company of any obligation or liability hereunder, or affect MLV’s right to rely on the representations and warranties made by the Company and the Operating Partnership in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Securities or a security convertible into the Placement Securities unless a copy thereof has been submitted to MLV within a reasonable period of time before the filing and MLV has not objected thereto (provided, however, that the failure of MLV to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect MLV’s right to rely on the representations and warranties made by the Company and the Operating Partnership in this Agreement); and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) (without reliance on Rule 424(b)(8)).
     (b) Notice of Commission Stop Orders. The Company will advise MLV, promptly after it receives notice, or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will promptly use its commercially reasonable efforts to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof as soon as reasonably practicable.
     (c) Delivery of Registration Statement and Prospectus. The Company will furnish to MLV and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act, in each case as soon as reasonably practicable and in such quantities and at such locations as MLV may from time to time reasonably request; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus, which may be delivered in electronic form) to MLV to the extent such document is available on EDGAR. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to MLV will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (d) Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for MLV or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify MLV to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the

Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to MLV such number of copies of such amendment or supplement, which may be delivered in electronic form, as MLV may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will promptly notify MLV to suspend the offering of Placement Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (e) Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with MLV, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as MLV may reasonably designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Placement Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
     (f) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to MLV the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.
     (g) Use of Proceeds. The Company will use the aggregate Net Proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”
     (h) Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by MLV under the Securities Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172), the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the NYSE.
     (i) Filings with the NYSE. The Company will timely file with the NYSE all documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.
     (j) Notice of Other Sales. During the pendency of any Placement Notice given hereunder, the Company shall provide MLV notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any Preferred Stock (other than Placement Securities offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Preferred Stock, warrants or any rights to purchase or acquire Preferred Stock.
     (k) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise MLV promptly after it shall have received notice, or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to MLV pursuant to this Agreement.
     (l) Due Diligence Cooperation. The Company will cooperate with any due diligence review conducted by MLV or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as MLV may reasonably request upon reasonable notice to the Company.
     (m) Disclosure of Sales. The Company will disclose in its quarterly reports on Form 10-Q, in its annual report on Form 10-K and/or, in the discretion of the Company, in a Current Report on Form 8-K, the number of Placement Securities sold through MLV, the aggregate Net Proceeds to the Company and the compensation payable by the Company to MLV with respect to such Placement Securities.
     (n) Representation Dates; Certificates. On the date of this Agreement, each time Securities are delivered to MLV as principal on a Settlement Date and:
(1)	each time the Company:
(i)	files the Prospectus relating to the Securities or amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Securities) the Registration Statement or the Prospectus relating to the Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Securities (except as set forth in clauses (ii) through (v) below);

(ii)	files an Annual Report on Form 10-K under the Exchange Act or any amendment thereto (each date of filing of the Company’s Annual Report on Form 10-K shall be a “10-K Representation Date”);

(iii)	files a Quarterly Report on Form 10-Q under the Exchange Act or any amendment thereto;

(iv)	files an Earnings 8-K or any amendment thereto; or

(v)	files a report on Form 8-K containing amended financial information, capsule financial information, financial statements, supporting schedules or other financial data (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Accounting Standards Codification, 205-20 and 360 unless any such Form 8-K relating to the reclassification of certain properties as discontinued operations is deemed to be material by MLV) under the Exchange Act or any amendment thereto; and
          (2) at any other time reasonably requested by MLV (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (v) and any time of reasonable request pursuant to this Section 7(n) shall be a “Representation Date”), the Company shall furnish MLV with a certificate, in the form attached hereto as Exhibit C, executed by the Company’s Chief Executive Officer, Chief Financial Officer or Treasurer and the Company’s Chief Operating Officer, General Counsel, Chief Accounting Officer or Chief Administrative Officer, promptly and in no event later than three Trading Days after any Representation Date. The requirement to provide a certificate under this Section 7(n) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earliest to occur of (i) the date the Company delivers a Placement Notice hereunder (which shall be considered a Representation Date) and (ii) the date on which the Company files the Prospectus relating to the Securities or amends or supplements the Registration Statement or the Prospectus relating to the Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Securities. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date that occurred during the period in which such waiver was in effect and the Company, in reliance on such waiver, did not provide MLV with a certificate under this Section 7(n), then before the Company delivers the Placement Notice or MLV sells any Placement Securities, the Company shall provide MLV with a certificate, in the form attached hereto as Exhibit C, dated the date of the Placement Notice.
     (o) Company Counsel Legal Opinions. On the date of this Agreement, each time Securities are delivered to MLV as principal on a Settlement Date, promptly and in no event later than three Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit C for which no waiver is applicable, and the date of the Placement Notice if such Placement Notice is delivered during a period for which the waiver described in Section 7(n) was in effect, unless MLV agrees otherwise, the Company shall cause to be furnished to MLV written opinions of Andrews Kurth LLP and Hogan Lovells US LLP (collectively, “Company Counsel”), or other counsel satisfactory to MLV, dated the date that the opinion is required to be delivered, substantially similar to the forms attached hereto as Exhibit D-1 and Exhibit D-2, respectively, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish MLV with a letter (a “Reliance Letter”) to the effect that

MLV may rely on a prior opinion delivered under this Section 7(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).
     (p) MLV Counsel Legal Opinion. On the date of this Agreement, each time Securities are delivered to MLV as principal on a Settlement Date, promptly and in no event later than three Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit C for which no waiver is applicable, and the date of the Placement Notice if such Placement Notice is delivered during a period for which the waiver described in Section 7(n) was in effect, MLV shall have received the favorable opinion of DLA Piper LLP (US), counsel to MLV, dated the date that the opinion is required to be delivered, in customary form and substance reasonably satisfactory to MLV, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, DLA Piper LLP (US) may rely as to matters involving the laws of the State of Maryland upon the opinion of Hogan Lovells US LLP referred to above.
     (q) Comfort Letter. On the date of this Agreement, each time Securities are delivered to MLV as principal on a Settlement Date, promptly and in no event later than three Trading Days after each 10-K Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit C for which no waiver is applicable, and the date of the Placement Notice if such Placement Notice is delivered during a period for which the waiver described in Section 7(n) was in effect, the Company shall cause its independent accountants and the independent accountants of the Operating Partnership to each furnish MLV a letter (each a “Comfort Letter”), dated the date the respective Comfort Letter is delivered, in form and substance reasonably satisfactory to MLV, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter from each firm, an “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date, including, but not limited to, if applicable, any financial information included in an Earnings 8-K, and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.
     (r) Chief Financial Officer Certificate. On the date of this Agreement, each time Securities are delivered to MLV as principal on a Settlement Date, and promptly and in no event later than three Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit C for which no waiver is applicable, and the date of the Placement Notice if such Placement Notice is delivered during a period for which the waiver described in Section 7(n) was in effect, the Company shall deliver a certificate of the Company’s Chief Financial Officer (a “CFO Certificate”), dated the date the CFO Certificate is delivered, substantially in the form attached hereto as Exhibit E.

     (s) Market Activities. Neither the Company nor the Operating Partnership will, directly or indirectly, during the “restricted period,” as defined with respect to the Company in Rule 100 of Regulation M, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than MLV; provided, however, that the Company may bid for and purchase its Preferred Stock in accordance with Rule 10b-18 under the Exchange Act.
     (t) Insurance. The Company, the Operating Partnership and the Subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for companies engaged in similar businesses in similar industries.
     (u) Compliance with Laws. The Company, the Operating Partnership and the Subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local Law in order to conduct their businesses as described in the Prospectus, and the Company and each of the Subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable Environmental Laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
     (v) Investment Company Act. Each of the Company and the Operating Partnership will conduct its affairs in such a manner so as to ensure that neither the Company nor the Operating Partnership will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.
     (w) Securities Act and Exchange Act. The Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.
     (x) No Offer To Sell. Other than a free writing prospectus (as defined in Rule 405) approved in advance in writing by the Company and MLV in its capacity as principal or agent hereunder, the Company (including its agents and representatives, other than MLV, in their respective capacities as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by MLV as principal or agent hereunder.
     (y) Sarbanes-Oxley Act. The Company, the Operating Partnership and the Subsidiaries shall comply in all material respects with all effective applicable provisions of the Sarbanes-Oxley Act.

     (z) REIT Treatment. The Company intends to operate in conformity with the requirements for qualification as a “real estate investment trust” under the Code for each of its taxable years for so long as the Board of Directors of the Company deems it in the best interests of the Company’s security holders to remain so qualified.
     (aa) Renewal of Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective date of the Registration Statement (the “Initial Effective Date”). If, immediately prior to the third anniversary of the Initial Effective Date (the “Renewal Date”), this Agreement has not terminated and a prospectus is required to be delivered or made available by MLV under the Securities Act or the Exchange Act in connection with the sale of such Securities, the Company will, prior to the Renewal Date, file, if it has not already done so, a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to such Securities, and, if such registration statement is not an automatic shelf registration statement, will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date, and will take all other actions necessary or appropriate to permit the public offer and sale of such Securities to continue as contemplated in the expired registration statement relating to such Securities. References herein to the “Registration Statement” shall include such new shelf registration statement or automatic shelf registration statement, as the case may be.
     SECTION 8. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to MLV of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates for the Placement Securities to MLV, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to MLV, (iv) the reasonable fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Placement Securities under securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees and the fees and disbursements of counsel for MLV in connection therewith and in connection with the preparation of a state securities law or “blue sky” survey and any supplements thereto, (vi) the printing and delivery to MLV of copies of any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by MLV to investors, (vii) the preparation, printing and delivery to MLV of copies of the state securities law or “blue sky” survey and any supplements thereto, if any, and any Canadian “wrapper” and any supplements thereto, (viii) the fees and expenses of the custodian and the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to MLV in connection with, the review by FINRA of the terms of the sale of the Securities, if any, and (x) the fees and expenses incurred in connection with the listing of the Placement Securities on the NYSE. The Company shall reimburse MLV for all reasonable fees of counsel to MLV in connection with the negotiation, drafting and execution of this Agreement and the transactions contemplated hereby up to $25,000.

     SECTION 9. Conditions of MLV’s Obligations. The obligations of MLV hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company and the Operating Partnership contained in this Agreement or in certificates of any officer of the Company or the Operating Partnership delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:
     (a) Effectiveness of Registration Statement; Payment of Filing Fee. The Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice. The Company shall have paid the required Commission filing fees relating to the Securities.
     (b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company, the Operating Partnership or any Subsidiary of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (c) No Misstatement or Material Omission. MLV shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in MLV’s opinion is material, or omits to state a fact that in MLV’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.
     (d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any change, or any development or event that could reasonably be expected to result in a change, that has had or reasonably could be expected to have, a Material Adverse Effect.

     (e) Opinion of Counsel for Company. MLV shall have received the favorable opinions of Company Counsel, required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such opinion is required pursuant to Section 7(o).
     (f) Opinion of Counsel for MLV. MLV shall have received the favorable opinion of DLA Piper LLP (US) required to be delivered pursuant to Section 7(p) on or before the date on which the delivery of such opinion is required pursuant to Section 7(p).
     (g) Representation Certificate. MLV shall have received the certificate required to be delivered pursuant to Section 7(n) on or before the date on which delivery of such certificate is required pursuant to Section 7(n).
     (h) Accountant’s Comfort Letter. MLV shall have received the Comfort Letter required to be delivered pursuant Section 7(q) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(q).
     (i) Certificate of Chief Financial Officer. MLV shall have received the CFO Certificate required to be delivered pursuant Section 7(r) on or before the date on which such delivery of such CFO Certificate is required pursuant to Section 7(r).
     (j) Approval for Listing. The Placement Securities shall have been approved for listing on the NYSE, subject only to notice of issuance.
     (k) No Suspension. Trading in the Securities shall not have been suspended on the NYSE.
     (l) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.
     (m) Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by MLV by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 8 hereof and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12, 16 and 20 hereof (and all related defined terms) shall survive such termination and remain in full force and effect.
     SECTION 10. Indemnification.
     (a) Indemnification by the Company. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless MLV and each person, if any, who controls MLV within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and any director, officer, employee or affiliate thereof as follows:
          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; and
          (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by MLV expressly for use in the Registration Statement (or any amendment thereto), or in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that the parties hereby agree that the only such information in the Prospectus is that set forth in the eighth paragraph with regard to affiliates of MLV under the caption “Plan of Distribution” in the Prospectus Supplement, and MLV hereby consents to the use in the Prospectus of such information.
     (b) Indemnification by MLV. MLV agrees to indemnify and hold harmless the Company and the Operating Partnership, each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any officer, director or employee thereof, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by MLV expressly for use therein.
     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm (in addition to local counsel) for all such indemnified parties. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof whether or not the indemnified parties are actual or potential parties thereto, unless (x) such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment. Notwithstanding Section 10(a)(ii) hereof, the indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement, unless (A) such failure to reimburse the indemnified party is based on a dispute with a good faith basis as to either the obligation of the indemnifying party arising under this Section 10 to indemnify the indemnified party or the amount of such obligation and (B) the indemnifying party shall have notified the indemnified party of such good faith dispute prior to the date of such settlement.
     SECTION 11. Contribution. If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and MLV, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and of MLV, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
     The relative benefits received by the Company and the Operating Partnership, on the one hand, and MLV, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company bear to the total compensation received by MLV from the sale of Securities on behalf of the Company.
     The relative fault of the Company and the Operating Partnership, on the one hand, and MLV, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership or by MLV and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     Each of the Company, the Operating Partnership and MLV agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section 11, MLV shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by it to the public as agent or principal were offered to the public exceeds the amount of any damages which MLV has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     For purposes of this Section 11, each director, officer, employee or affiliate of MLV and each person, if any who controls MLV within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as MLV, and each officer and director of the Company who signed the Registration Statement, and each person, if any who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to the preceding two paragraphs.
     For purposes of this Section 11, the Company and the Operating Partnership shall be deemed one party, jointly and severally liable for any obligations hereunder.
     SECTION 12. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Operating Partnership or any Subsidiary submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of MLV or controlling person, or by or on behalf of the Company or the Operating Partnership, and shall survive delivery of the Securities to MLV.
     SECTION 13. Termination of Agreement.
     (a) Termination; General. MLV may terminate this Agreement, by notice to the Company, as hereinafter specified at any time if (i) upon the reasonable request of MLV, the Company does not certify within three Trading Days of receipt of such request that there has not been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any change, or any development or event that could reasonably be expected to result in a change, that has had or reasonably could be expected to have a Material Adverse Effect or (ii) trading in the Placement Securities has been suspended by the Commission or the NYSE but trading generally on the NYSE has not been suspended or limited.
     (b) Termination by the Company. Subject to Section 13(f) hereof, the Company shall have the right to terminate this Agreement, by notice to MLV, in its sole discretion at any time after the date of this Agreement.
     (c) Termination by MLV. Subject to Section 13(f) hereof, MLV shall have the right to terminate this Agreement, by notice to the Company, in its sole discretion at any time after the date of this Agreement.
     (d) Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of Placement Securities through MLV on the terms and subject to the conditions set forth herein that equal the Maximum Amount.

     (e) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c) or (d) above or otherwise by mutual agreement of the parties.
     (f) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by MLV or the Company, as the case may be. If such termination shall occur after the sale of Placement Securities and prior to the Settlement Date, such Placement Securities shall settle in accordance with the provisions of this Agreement.
     (g) Liabilities. If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12, 16 and 20 hereof (and all related defined terms) shall survive such termination and remain in full force and effect.
     SECTION 14. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing (including by email correspondence if receipt of such correspondence is actually acknowledged, other than via auto-reply) and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to MLV shall be directed to McNicoll, Lewis & Vlak LLC, 1251 Avenue of the Americas, 41st Floor, New York, NY 10020, Attention: Dean Colucci, fax no. (212) 317-1515, email: dcolucci@mlvco.com, with a copy, which shall not constitute notice, to DLA Piper LLP (US), 4141 Parklake Avenue, Suite 300, Raleigh, North Carolina 27612, Attention: Jeff Sullivan, fax no. (919) 412-1516, email: Jeffrey.sullivan@dlapiper.com; notices to the Company and the Operating Partnership shall be directed to them at Ashford Hospitality Trust, Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254, Attention: David Brooks, fax no.(972) 490-9605, email: dbrooks@ahtreit.com, respectively, with a copy, which shall not constitute notice, to Andrews Kurth LLP Attention: Muriel McFarling, fax no. (214) 659-4784, email: mmcfarling@andrewskurth.com.
     SECTION 15. Parties. This Agreement shall inure to the benefit of and be binding upon MLV, the Company, the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than MLV, the Company, the Operating Partnership and their respective successors and the controlling persons and officers, directors, employees or affiliates referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of MLV, the Company, the Operating Partnership and their respective successors, and said controlling persons and officers, directors, employees or affiliates and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from MLV shall be deemed to be a successor by reason merely of such purchase.

     SECTION 16. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
     SECTION 17. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.
     SECTION 18. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:
     “Applicable Time” means the time of each sale of any Securities pursuant to this Agreement.
     “Commission” means the Securities and Exchange Commission.
     “EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.
     “FINRA” means the Financial Industry Regulatory Authority, Inc.
     “Investment Company Act” means the Investment Company Act of 1940, as amended.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit F hereto, in each case in the form furnished (electronically or otherwise) to MLV for use in connection with the offering of the Securities.
     “NYSE” means the New York Stock Exchange.
     “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424(b),” “Rule 430B,” “Rule 433” “Rule 462(e)” refer to such rules under the Securities Act.
     “Securities Act” means the Securities Act of 1933 and the rules and regulations thereunder.
     “Significant Subsidiary” means a “Significant Subsidiary” as defined in Rule 405.
     “Subsidiary” means a corporation, general partnership, limited partnership, limited liability limited partnership, limited liability company or other entity, a majority of the outstanding voting or capital stock, partnership, membership or other voting or equity interests or general, limited or limited liability limited partnership interests, as the case may be, of which is majority owned or controlled, directly or indirectly, by the Company, the Operating Partnership or one or more other Subsidiaries of the Company or the Operating Partnership. The Operating Partnership is a Subsidiary of the Company.
     All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.
     All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Securities by MLV outside of the United States.
     SECTION 19. Permitted Free Writing Prospectuses. Each of the Company and the Operating Partnership represents, warrants and agrees that, unless it obtains the prior consent of MLV, and MLV represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by MLV or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit F hereto are Permitted Free Writing Prospectuses.
     SECTION 20. Absence of Fiduciary Relationship. Each of the Company and the Operating Partnership, severally and not jointly, acknowledges and agrees that:
     (a) MLV is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship among the Company, the Operating Partnership or any of their respective affiliates, shareholders (or other equity holders), creditors or employees or any other party, on the one hand, and MLV, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not MLV has advised or is advising the Company and/or the Operating Partnership on other matters, and MLV has no obligation to the Company or the Operating Partnership with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

     (b) the public offering price of the Securities set forth in this Agreement was not established by MLV;
     (c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;
     (d) MLV has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;
     (e) it is aware that MLV and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Operating Partnership and MLV has no obligation to disclose such interests and transactions to the Company or the Operating Partnership by virtue of any fiduciary, advisory or agency relationship or otherwise; and
     (f) it waives, to the fullest extent permitted by law, any claims it may have against MLV for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that MLV shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, the Operating Partnership, employees or creditors of Company or the Operating Partnership.
     SECTION 21. Adjustment for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Securities.
[Signature Page Follows]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among MLV, the Operating Partnership and the Company in accordance with its terms.

Very truly yours, ASHFORD HOSPITALITY TRUST, INC.
By	/s/ David Kimichik
	Name:	David Kimichik
	Title:	Chief Financial Officer

ASHFORD HOSPITALITY LIMITED PARTNERSHIP
By:	Ashford OP General Partner LLC
Its general partner

By	/s/ David A. Brooks
	Name:	David A. Brooks
	Title:	Vice President

CONFIRMED AND ACCEPTED, as of the date first above written:
MCNICOLL, LEWIS & VLAK LLC

By	/s/ Patrice McNicoll
	Name:	Patrice McNicoll
	Title:	Chief Executive Officer

EXHIBIT A
FORM OF PLACEMENT NOTICE
From: Ashford Hospitality Trust, Inc.
To: McNicoll, Lewis & Vlak LLC
Attn: Patrice McNicoll
Subject: At-The-Market Issuance—Placement Notice
Ladies and Gentlemen:
     Pursuant to the terms and subject to the conditions contained in the At-The-Market Issuance Sales Agreement among Ashford Hospitality Trust, Inc. (the “Company”), Ashford Hospitality Limited Partnership (the “Operating Partnership”) and McNicoll, Lewis & Vlak LLC (“MLV”), dated September 30, 2011 (the “Agreement”), I hereby request on behalf of the Company that MLV sell up to [•] of the Company’s [8.55% Series A Cumulative Preferred Stock] [8.45% Series D Cumulative Preferred Stock], par value $.01 per share, at a minimum market price of $[•] per share.
     The Company hereby confirms that, as of the date of this Placement Notice, neither the Prospectus, nor any Issuer Free Writing Prospectus, when taken together with the Prospectus, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company hereby confirms that, as of the date of this Placement Notice, it is not in possession of any material non-public information.
[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY MLV, AND/OR THE CAPACITY IN WHICH MLV MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH).]

EXHIBIT B
AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES
Company:
Monty Bennett
Douglas Kessler
David Brooks
David Kimichik
MLV:
Randy Billhardt
Dean Colucci
Ryan Loforte
Patrice McNicoll
John Ray

EXHIBIT C
FORM OF OFFICERS’ CERTIFICATE
     I, [Name], [Title] of Ashford Hospitality Trust, Inc., a Maryland corporation (the “Company”), and I, [Name], [Title] of the Company, do hereby deliver this Officers’ Certificate pursuant to Section 7(n) of the At-The-Market Issuance Sales Agreement, dated September [ ], 2011 (the “Agreement”), by and among the Company, Ashford Hospitality Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), and McNicoll, Lewis & Vlak LLC (“MLV”), under which the Company may issue and sell through MLV, acting as agent and/or principal, up to 700,000 shares of each of the Company’s Series A Cumulative Preferred Stock and Series D Cumulative Preferred Stock, par value $.01 per share, and do hereby confirm that:
(i)	The representations and warranties of the Company and the Operating Partnership contained in Section 5 of the Agreement are accurate and complete; and

(ii)	Each of the Company and the Operating Partnership has performed all of its covenants and other obligations pursuant to the Agreement to be performed on or prior to the date hereof and all the conditions set forth in Section 9 of the Agreement are satisfied or have been waived in writing as of the date hereof.

Name:	Name:
Title:	Title:
Date:	Date:

EXHIBIT D-1
FORM OF OPINION OF ANDREWS KURTH LLP

EXHIBIT D-2
FORM OF OPINION OF HOGAN LOVELLS US LLP

EXHIBIT E
FORM OF CHIEF FINANCIAL OFFICER’S CERTIFICATE
CERTIFICATE OF THE CHIEF FINANCIAL OFFICER
ASHFORD HOSPITALITY TRUST, INC.
          The undersigned, David J. Kimichik, Chief Financial Officer of Ashford Hospitality Trust, Inc., a Maryland corporation (the “Company”), in his capacity as an officer of the Company and not individually, does hereby deliver this certificate pursuant to Section 7(r) of the At-The-Market Issuance Sales Agreement (the “Agreement”) among the Company, Ashford Hospitality Limited Partnership, a Delaware limited partnership, and McNicoll, Lewis & Vlak LLC, as agent (“MLV”). In connection with the foregoing, the undersigned hereby certifies, as of the date hereof, that:
1.	I am the Chief Financial Officer of the Company, and am providing this certificate to MLV based upon an examination of the Company’s financial records and schedules undertaken by myself or members of my staff who are responsible for the Company’s financial and accounting matters;

2.	I am familiar with the accounting, operations and records systems of the Company; and

3.	I have reviewed the items identified on the pages of the [proxy statement for the Company’s [insert year of most recent proxy statement for annual meeting] Annual Meeting of Stockholders/most recent 10-K that includes information in response to Item 402 of Regulation S-K] attached hereto as Exhibit A, such items have been derived from the accounting and other records of the Company and, to my knowledge, such items are accurate in all material respects.
This certificate is to assist MLV in conducting and documenting its investigation of the affairs of the Company in connection with the offering of the shares of the Company’s Series A Cumulative Preferred Stock and Series D Cumulative Preferred Stock pursuant to the Agreement.
     IN WITNESS WHEREOF, I have hereunto subscribed my name this _____ day of [Month] [Year].

Name:	David J. Kimichik
Title:	Chief Financial Officer

EXHIBIT F
PERMITTED FREE WRITING PROSPECTUS
     None.